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                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                   FORM 8-K

                CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
                    OF THE SECURITIES EXCHANGE ACT OF 1934

                                July 19, 2001
                                -------------
                               (Date of Report)

                        ACHIEVEMENT TEC HOLDINGS, INC.
                        ------------------------------
            (Exact name of registrant as specified in its charter)

         Delaware                    0-23737                   820290939
----------------------------       ------------            -------------------
(State or other jurisdiction       (Commission               (IRS Employer
    of incorporation)              File Number)            Identification No.)

          2100 HIGHWAY 360, SUITE 400-B, GRAND PRAIRIE, TEXAS 75050
          ---------------------------------------------------------
                   (Address of principal executive offices)

                                (972) 641-5494
                                --------------
             (Registrant's telephone number, including area code)

                           SILVER RAMONA MINING, INC.
                           --------------------------
        (Former name or former address, if changed since last report.)








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ITEM 5. OTHER EVENTS.

On July 19, 2001, Career Direction, Inc. ("Career Direction"), Achievement Tec, Inc. ("Achievement Tec"), Achievement Tec Holdings, Inc. (the "Company"), and Joe and Karen Loyd (collectively, the "Loyds") entered into an agreement (the "Modification and Termination Agreement") to modify and terminate certain agreements previously entered into between the Loyds and the Company. Specifically, the parties agreed to modify the Purchase and Sale Agreement dated as of January 1, 2001 (the "Purchase and Sale Agreement") pursuant to which the Company purchased all the issued and outstanding stock in Career Direction from the Loyds, and to terminate the employment agreements dated as of January 1, 2001 pursuant to which Career Direction agreed to employ the Loyds. In connection with the acquisition of Career Direction by the Company, Joe Loyd became a director of the Company, in addition to serving as President of Career Direction.

THE PURCHASE AND SALE AGREEMENT

Pursuant to the Purchase and Sale Agreement, the Company agreed to pay to the Loyds, in exchange for all the outstanding shares of capital stock of Career Direction, 1,000,000 shares of the Company's common stock, issuable as follows:

     1. 50,000 shares of common stock of the Company, redeemable at the option of the Loyds into $50,000 cash in July, 2001, unless the value of the Company's common stock is $1.00 or more on such date.
     2. An additional 950,000 shares of common stock of the Company, of which 150,000 shares was issued at closing, with the remainder to be issued at the rate of 50,000 shares per quarter for 16 quarters. The initial 150,000 shares are convertible to cash in the amount of $150,000, at the election of the Loyds, in the event the Company conducts a primary or secondary offering of its stock that generates proceeds at least in that amount. Each quarterly installment of 50,000 shares is convertible to cash in the amount of $50,000, at the election of the Loyds, in the event the market value of the Company's common stock falls below $1.00 per share when the installment is due. These contingent cash obligations of the Company of $950,000 are secured pursuant to a convertible promissory note dated as of January 1, 2001 (the "Convertible Promissory Note"), which is payable with interest on December 21, 2004.

The 50,000 share installment due March 31, 2001 has been issued, such that the Loyds have now been issued a total of 250,000 shares of the Company common stock in connection with the Purchase and Sale Agreement.

THE EMPLOYMENT AGREEMENTS

As a condition to the consummation of the transactions contemplated by the Purchase and Sale Agreement, Career Direction and the Company executed (i) a three year employment agreement dated as of January 1, 2001 (the "Joe Loyd Employment Agreement"), providing for Joe Loyd to serve as President of Career Direction at an annual compensation of $175,000; and (ii) a three

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year employment agreement dated as of January 1, 2001 (the "Karen Loyd
Employment Agreement"), providing for Karen Loyd to be employed by Career Direction at an annual compensation of $125,000.

THE MODIFICATION AND TERMINATION AGREEMENT

Pursuant to the Modification and Termination Agreement, the parties agreed as follows:

     1. The Joe Loyd Employment Agreement and the Karen Loyd Employment Agreement were terminated, except for the requirements for confidentiality.
     2. Achievement Tec agreed to pay the Loyd's jointly $10,000 at closing, plus $10,000 per month for 24 months thereafter, each payment being due on the 19th of each month beginning August 19, 2001 for a total of cash paid in the amount of $250,000, at no interest.
     3. The number of remaining shares of the Company common stock to be issued pursuant to the Purchase and Sale Agreement was reduced from 750,000 shares to 500,000 shares, issuable at the rate of 50,000 shares per quarter for ten quarters, beginning on November 1, 2001.
     4. Achievement Tec agreed to file the required documents with the Securities and Exchange Commission to register the shares of the Company common stock issued to Joe Loyd and Karen Loyd pursuant to the Purchase and Sale Agreement, as modified, including the 250,000 already issued.
     5. The Loyds agreed to release and forever discharge the Company, Achievement Tec, and Career Direction, and their officers, directors, agents, representatives and shareholders, from any and all claims, demands, causes of action and liabilities of whatsoever kind or nature, whether now known or not known, arising from their employment, including any and all claims, demands or causes of action alleged or might have been alleged by the Loyds in connection with the Joe Loyd Employment Agreement and the Karen Loyd Employment Agreement, the Convertible Promissory Note, and the Purchase and Sale Agreement.
     6. The Loyds agreed, both in consideration for the payment recited in the Modification and Termination Agreement, and for the provision to the Loyds of employers' trade secrets and confidential information previously provided, as follows (the "Restrictive Covenants"):

          a. For a period of three years following the execution of the Modification and Termination Agreement, to not serve as an officer, director, employee or representative or an owner of more than 1% of the outstanding capital stock of any corporation or an owner of any interest in any business which solicits, hires or otherwise attempts to induce any employees, agents or representative of Career Direction, the Company, or Achievement Tec to terminate their positions as an agent, employee or representative of those companies.
          b. For a period of three years following the execution of the Modification and Termination Agreement, to not directly or indirectly compete with Career Direction or Achievement Tec by being an officer, director, employee or representative or consultant, or a record or beneficial owner of more than 1% of the outstanding stock of a corporation, or an owner of any interest in, or

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               employee of any business which conducts the business of career fairs or related employment services in any market in which Career Direction, Achievement Tec, the Company, or any affiliate markets or operates job fairs in North America.
     7. In the event that Achievement Tec or Career Direction fails, for 10 days after written notice of a breach for failure to make any payments due or to issue any stock when required, to remedy the breach, the Loyd are released from their Restrictive Covenants obligations, which release will not effect any other remedy they may have as a result thereof.
     8. All credit cards personally guaranteed by Loyds were canceled upon closing.
     9. The Company agreed to pay Sean Self and Darrell Noblitt their commissions accruing prior to January 1, 2001, no later than December 31, 2001.
     10. The Company agreed to assume all liability of Career Direction existing under the Highland Village lease.
     11. Each party agreed to pay its own legal expenses incurred during negotiating, preparation and finalizing the Modification and Termination Agreement.
     12. Joe Loyd agreed to resign as President of Career Direction, as well as director of Career Direction and the Company, and Karen Loyd agreed to resign as secretary of Career Direction and director of Career Direction.
     13. Karen Loyd agreed to provide a signed affidavit in connection with the defense of the Point Group litigation, if required.
     14. The Loyds agreed to return all Career Direction property (such as keys, computers, disks, etc.) if requested by Achievement Tec.
     15. The Loyds agreed to publish an announcement to Career Direction clients, advising them of the change and ensuring them that operations will continue to run in the high quality manner they have come to expect from Career Direction.
     16. Achievement Tec agreed to assume liabilities or payables of Career Direction listed on a schedule to the Modification and Termination Agreement in the amount of $239,285.02, and the Loyds affirmed that to the best of their knowledge they had not incurred any debt on behalf of Career Direction in the last 30 days that would vary from such scheduled amounts by more than five percent.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

     (c) Exhibits.

     10.1 Agreement entered into by and among Career Direction, Inc., Joe Loyd, Karen Loyd, Achievement Tec, Inc. and Achievement Tec Holdings,
          Inc., executed as of July 19, 2001.




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                                  SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DATED: July 25, 2001

ACHIEVEMENT TEC HOLDINGS, INC.


BY: \s\ Milton S. Cotter
    --------------------
NAME:  Milton S. Cotter
TITLE:  President
















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